                                                                     EXHIBIT 4.5



                            STOCK PURCHASE AGREEMENT

Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, California 92121

The undersigned (the "Investor"), hereby confirms its agreement with you as follows:

1. This Stock Purchase Agreement (the "Agreement") is made as of the date set forth below between Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to _______________________ shares (the "Shares") of common stock of the Company, $.001 par value per share (the "Common Stock"), subject to adjustment by the Company's Board of Directors, to certain investors in a private placement (the "Offering").

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor ____________ shares, for a purchase price of $_________________ per share, or an aggregate purchase price of $____________________, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:


________________________________________________________________________________
                (If no exceptions, write "none." If left blank,
                     response will be deemed to be "none.")

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                        DATED AS OF:                     , 2000
                                                      -------------------

                                        ---------------------------------------
                                        "INVESTOR"

                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------


AGREED AND ACCEPTED:
AMYLIN PHARMACEUTICALS, INC.

By:
   -------------------------------------
Title:
      ----------------------------------

                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES

        1. AUTHORIZATION AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

        2. AGREEMENT TO SELL AND PURCHASE THE SHARES; SUBSCRIPTION DATE.

               2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the "Signature Page") at the purchase price set forth on such Signature Page.

               2.2 The Company proposes to enter into this same form of Stock Purchase Agreement with certain other investors (the "Other Investors") and expects to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.") The Company will accept executed Agreements from Investors for the purchase of Shares commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the date (the "Subscription Date") on which the Company has (i) executed Agreements with Investors for the purchase of Shares in the amount of at least $40,000,000 in the aggregate and (ii) notified Chase Securities Inc., Prudential Vector Healthcare Group and Warburg Dillon Read LLC (in their capacities as Placement Agents for the Shares, the "Placement Agents") in writing that it is no longer accepting Agreements from Investors for the purchase of Shares.

               2.3 Investor acknowledges that the Company intends to pay the Placement Agents a fee in respect of the sale of Shares to the Investor.

        3. DELIVERY OF THE SHARES AT CLOSING. The completion of the purchase and sale of the Shares (the "Closing") shall occur at a place and time (the "Closing Date") to be specified by the Company and the Placement Agents, not later than four (4) complete trading days following the Subscription Date unless otherwise extended by the Company, and of which the Investors will be notified in advance by the Placement Agents. At the Closing, (i) the Company shall deliver to the Investor one or more stock certificates representing the number of Shares set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (ii) the Investor shall deliver immediately available funds in the amount of the aggregate purchase price for the Shares by wire transfer to an account designated by the Placement Agents.

        The Company's obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the



                                       1.

Signature Page hereto; (b) completion of purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

        The Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) Investors shall have executed Agreements for the purchase of Shares in the amount of at least $40,000,000 in the aggregate; (b) the accuracy of the Company's representations and warranties contained in this Agreement at the Closing; and (c) the satisfaction of all of the conditions set forth in the Placement Agency Agreement between the Company and the Placement Agents. Subject to clause (a) above, the Investor's obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. Except as otherwise described in the Company's regular reports on Form 10-Q and 10-K and the Company's Registration Statement on Form S-3 (Registration No. 333-87033) as filed by the Company with the Securities and Exchange Commission in 1999 (the "SEC Documents") and provided to the Investor, in the Company's press releases since September 30, 1999 provided to the Investor, and in the other proprietary information disclosed by the Company to the Investor in contemplation of this offering (including the documents incorporated by reference therein, the "Company Information"), which qualifies the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investor, as follows:

               4.1 ORGANIZATION. The Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

               4.2 DUE AUTHORIZATION. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               4.3 NON-CONTRAVENTION. The execution and delivery of the Agreements, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment



                                       2.

of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such conflict, violation or default is likely to, individually or in the aggregate, result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its property, where such conflict, violation or default is likely to, individually or in the aggregate, result in a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements and the valid issuance and sale of the Shares to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

               4.4 CAPITALIZATION. The capitalization of the Company is described in the Company's SEC Documents. The Company has not issued any capital stock since September 30, 1999 other than (i) pursuant to employee benefit plans disclosed in the Company's SEC Documents; (ii) a warrant to purchase 10,000 shares of the Company's Common Stock issued in connection with the Company's acquisition of rights to certain intellectual property; and (iii) 3,700,000 shares of Common Stock issued in a private placement on October 6, 1999. The Shares to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Company's SEC Documents or as otherwise described in this Agreement, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares. Except as disclosed in the Company's SEC Documents or as otherwise described in this Agreement, there



                                       3.

are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

               4.5 LEGAL PROCEEDINGS. There is no legal or governmental proceeding pending or, to the Company's knowledge, overtly threatened to which the Company is or would be a party or of which the business or property of the Company is or would be subject that is not disclosed in the Company's SEC Documents that is required to be so disclosed.

               4.6 NO VIOLATIONS. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

               4.7 GOVERNMENTAL PERMITS, ETC. With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, and 4.13, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted except where the failure to currently possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               4.8 INTELLECTUAL PROPERTY.

                      (a) The Company has ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

                      (b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company or any other party thereto.

                      (c) The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.



                                       4.

                      (d) To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as described in the Company's SEC Documents, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. To the Company's knowledge, the activities of the Company or any of its employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with other persons, if any.

               4.9 FINANCIAL STATEMENTS. The financial statements of the Company and the related notes contained in the Company's SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Company's SEC Documents.

               4.10 NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Company's press releases or other proprietary information provided to the Investor in contemplation of this Offering, since September 30, 1999, there has not been (i) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (ii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (iii) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which, individually or in the aggregate, has a Material Adverse Effect; or (iv) any other event or change that, individually or in the aggregate, would have a Material Adverse Effect.

               4.11 NASDAQ COMPLIANCE. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and, as of the date hereof, is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

               4.12 REPORTING STATUS. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading:

                      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "10-K");



                                       5.

                      (b) The Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

                      (c) All other documents, if any, filed by the Company with the Securities and Exchange Commission since December 31, 1998 pursuant to the reporting requirements of the Exchange Act.

               4.13 LISTING. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on the Nasdaq Stock Market.

               4.14 FOREIGN CORRUPT PRACTICES. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

               4.15 NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

               4.16 NO MATERIAL SUBSIDIARIES. The Company has no subsidiaries that, individually or in the aggregate, conduct any material business activities or have any material assets or liabilities (whether fixed or contingent).

               4.17 LEGAL OPINION. The Company shall cause to be delivered to the Investors by counsel to the Company a legal opinion pertaining to the availability of an exemption from the registration provisions of the Securities Act.

               4.18 OTHER AGREEMENTS. In the event that more than one Investor participates in the Offering, each Stock Purchase Agreement between the Company and each Investor shall contain substantially identical terms. In the event that any Stock Purchase Agreement between the Company and another Investor in this Offering shall contain terms more favorable to such Investor than provided herein, after taking into account any other consideration provided, this Agreement shall be amended to reflect those more favorable terms.

        5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.

               5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment



                                       6.
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decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on the Signature Page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Signature Page hereto and the Investor Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date; (v) the Investor will notify the Company immediately of any material change in any of such information referred to in the preceding clause (iv) until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the Company Information provided to the Investor by the Company in contemplation of this offering and the representations and warranties of the Company contained herein. Investor understands that its acquisition of the Shares has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire attached hereto Exhibit B, which questionnaire is true and correct in all material respects.

               5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agents have not been authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

               5.3 The Investor hereby covenants with the Company not to make any sale of the Shares without complying in all material respects with the provisions of this Agreement, including Section 7.2 hereof, and, if applicable, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as defined herein) until such time as



                                       7.

an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

               5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

               5.5 Other than in a transaction exempt from registration under the Securities Act, Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock of the Company, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock of the Company by the Investor or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

               5.6 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

        6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

        7. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

               7.1 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

                      (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC, as soon as practicable, but in no event later than thirty (30) days



                                       8.

after the Closing Date, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares by the Investors from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions; provided, however, that in the even Form S-3 is not available to the Company at any time after the date of this Agreement, the Company shall file such other form as may be available if holders who hold Shares with a market value of at least One Million Dollars ($1,000,000) deliver a written request to the Company that the Company do so, where such market value is determined as of the date of such written request. Any such registration statement filed pursuant to the above provision shall be considered a "Registration Statement" for purposes of Agreement.

                      (b) use its reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as practicable, and shall use its best efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective not later than one hundred twenty
(120) days after the Closing Date. In the event such Registration Statement is not effective at the expiration of such 120-day period, the Company shall continue to use all reasonable commercial efforts to cause it to become effective until it becomes effective.

                      (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor's Shares purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Shares then held by the Investor without restriction under Rule 144(k) of the Securities Act or (iii) such time as all Shares purchased by such Investor in this Offering have been sold pursuant to a registration statement.

                      (d) furnish to the Placement Agents and to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as they may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                      (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which it is not now so qualified or has not so consented;

                      (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement; and



                                       9.

                      (g) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.1 that the Investor shall furnish to the Company such information regarding itself, the Shares to be sold by Investor, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Shares.

        The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.

               7.2 TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION.

                      (a) The Investor agrees that it will not effect any Disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except (i) as contemplated in the Registration Statement referred to in Section 7.1 and as described below, or (ii) in a transaction exempt from registration under the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                      (b) Subject to paragraph (c) below (if applicable), the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).



                                      10.

                      (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

                      (d) Notwithstanding the foregoing paragraphs of this
Section 7.2, the Investor shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

                      (e) Provided that a Suspension is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

                      (f) In the event of a sale of Shares by the Investor, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of



                                      11.

Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the shares may be properly transferred.

               7.3 INDEMNIFICATION. For the purpose of this Section 7.3:

                      (a) the term "Selling Stockholder" shall include the Investor and any affiliate, officer, director, employee or control person (as defined by Section 15 of the Securities Act) of such Investor;

                      (b) the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

                      (c) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                             (i) The Company agrees to indemnify and hold
harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

                             (ii) The Investor agrees to indemnify and hold
harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.



                                      12.

                             (iii) Promptly after receipt by any indemnified
person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this
Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties (unless in the reasonable judgment of an indemnified party, there exists a conflict of interest between such indemnified person and any other indemnified person, in which case the indemnifying person shall be obligated to pay the reasonable fees and expenses of additional counsel). In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                             (iv) If the indemnification provided for in this
Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and



                                      13.

opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

                             (v) The parties to this Agreement hereby
acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

               7.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

               7.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

                      (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);



                                      14.

                      (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section
7.5 as filed with the SEC and all other information that is made available to shareholders; and

                      (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

        8. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

                      (a)    if to the Company, to:

                             Amylin Pharmaceuticals, Inc.
                             9373 Towne Centre Drive
                             San Diego, California 92121

                             Attn: Nancy K. Dahl
                             Vice President and General Counsel
                             Phone:  (858) 642-7271
                             Telecopy:  (858) 552-1939

                      (b)    with a copy mailed to:

                             Cooley Godward LLP
                             4365 Executive Drive, Suite 1100
                             San Diego, CA  92121

                             Attn: Thomas A. Coll
                             Phone: (858) 550-6013
                             Telecopy: (858) 453-3555



                                      15.

                      (c) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

        9. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

        10. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        11. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

        13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        14. CONFIDENTIAL DISCLOSURE AGREEMENT. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.



                                      16.

                                    EXHIBIT A

                          AMYLIN PHARMACEUTICALS, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE


        Pursuant to Section 5 of the Agreement, please provide us with the following information:


1.      The exact name that your Shares are to be        _______________________
        registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.      The relationship between the Investor and the    _______________________
        registered holder listed in response to item 1 above:

3.      The mailing address of the registered holder     _______________________
        listed in response to item 1 above:

4.      The Social Security Number or Tax                _______________________
        Identification Number of the registered holder listed in the response to item 1 above:




A-1.

                                    EXHIBIT B

                          AMYLIN PHARMACEUTICALS, INC.

                             INVESTOR QUESTIONNAIRE

                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:  Amylin Pharmaceuticals, Inc.

        This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.001 per share, of Amylin Pharmaceuticals, Inc. (the "Securities"). The Securities are being offered and sold by Amylin Pharmaceuticals, Inc. (the "Corporation") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

        This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.      BACKGROUND INFORMATION

Name:
     ---------------------------------------------------------------------------

Business Address:
                 ---------------------------------------------------------------
                               (Number and Street)


--------------------------------------------------------------------------------
(City)                              (State)                       (Zip Code)

Telephone Number:  (     )
                          ------------------------------------------------------

Residence Address:
                  --------------------------------------------------------------
                               (Number and Street)


--------------------------------------------------------------------------------
(City)                              (State)                       (Zip Code)


Telephone Number:  (     )
                          ------------------------------------------------------

If an individual:

Age:              Citizenship:               Where registered to vote:
    ------                    ----------                              ----------

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:
               -----------------------------------------------------------------

State of formation:                           Date of formation:
                   --------------                               ----------------

Social Security or Taxpayer Identification No.
                                              ----------------------------------

Send all correspondence to (check one):       Residence Address
                                         ----
                                              Business Address
                                         ----


B-1.

B.      STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):(1)

_____(1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;(1)

_____(2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

_____(3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

_____(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

_____(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_____(7) an entity in which all of the equity owners are accredited investors (as defined above).



----------

(1) As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.



B-2.

C.      REPRESENTATIONS

The undersigned hereby represents and warrants to the Corporation as follows:

        1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

        2. The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

        3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

        4. The undersigned acknowledges that there may occasionally be times when the Corporation, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Stock Purchase Agreement to which this Questionnaire is attached) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission or until the Corporation has amended or supplemented such Prospectus. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

        5. In addition to reviewing the Corporation's Confidential Offering Memorandum, the undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment. Among others, the undersigned has carefully considered each of the risks described under the heading "Risk Factors" in the Corporation's most recent annual report on Form 10-K.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of _____________, 2000, and declares under oath that it is truthful and correct.



                                   Print Name

                                   By:
                                      ------------------------------------------
                                   Signature

                                   Title:
                                         ---------------------------------------
                                         (required for any purchaser that is
                                         a corporation, partnership, trust or
                                         other entity)



B-3.

                                    EXHIBIT C

                          AMYLIN PHARMACEUTICALS, INC.

                         CERTIFICATE OF SUBSEQUENT SALE

ChaseMellon Shareholder Services

        RE: Sale of Shares of Common Stock of Amylin Pharmaceuticals, Inc. (the "Company") pursuant to the Company's Prospectus dated _______________, 2000 (the "Prospectus")

Dear Sir/Madam:

        The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

        Selling Shareholder (the beneficial owner):
                                                   -----------------------------

        Record Holder (e.g., if held in name of nominee):
                                                         -----------------------

        Restricted Stock Certificate No.(s):
                                            ------------------------------------

        Number of Shares Sold:
                              --------------------------------------------------

        Date of Sale:
                     -----------------------------------------------------------

        In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                        Very truly yours,

                                        By:
                                           -------------------------------------

                                        Print Name:
                                                   -----------------------------

                                        Title:
                                              ----------------------------------

Dated:
      -------------------

cc:     Legal Department
        Amylin Pharmaceuticals, Inc.
        9373 Towne Centre Drive
        San Diego, California  92121

                             SCHEDULE OF PURCHASERS


--------------------------------------------------------------------------------
                                                       COMMON STOCK TO BE ISSUED
                 STOCKHOLDER                                 FOR INVESTMENT
--------------------------------------------------------------------------------
Allen Andersson                                                1,333,334

Ralph M. D'Annucci                                                50,000

Clipperbay & Co., as Custodian for SMALLCAP                    1,845,833
World Fund, Inc.

Rescueboat & Co., as Custodian for The                         3,000,000
Growth Fund of America, Inc.

Pirate Ship & Co., as Custodian for Invesco                      325,000
Global Health Sciences Fund

SeaLion & Co., as Custodian for Invesco                          295,000
Health Sciences Fund

Above Anchor & Co., as Custodian for Invesco                       8,000
VIF - Health Sciences Fund

"Roytor & Co.", in Trust for State Street                         40,000
Trust Co. Canada Fund #ZM 75, as Custodian
for AIM Funds Management Inc., on behalf of
AIM Global Health Sciences Class of AIM
Global Fund Inc.

"Roytor & Co.", in Trust for State Street                         82,000
Trust Co. Canada Fund #KG 56, as Custodian
for AIM Funds Management Inc., on behalf of
AIM Global Health Sciences Fund

Deerfield Partners L.P.                                          740,000

Deerfield International Limited                                  260,000

Rumsfeld Family Trust                                             10,417

Donald H. Rumsfeld                                                10,417

MCP Global Corp. Ltd.                                            100,000

United Capital Management Inc.                                   100,000

Deltec Asset Management  Corporation                              50,000

Narragansett I, LP                                                60,833

Narragansett Offshore, Ltd.                                       22,500

TOTAL                                                          8,333,334